AMENDMENT NO. 1, dated as of June 10, 1996 (this
"Agreement"), by and among FINGERHUT FINANCIAL SERVICES RECEIVABLES, INC., a corporation organized and existing under the laws of the State of Delaware, as Transferor, DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL ASSOCIATION, a national banking organization organized and existing under the laws of the United States of America, as Servicer, and THE BANK OF NEW YORK (DELAWARE), a Delaware banking corporation organized and existing under the laws of the State of Delaware, as Trustee, to the POOLING AND SERVICING AGREEMENT, dated as of May 26, 1995 (the "Pooling and Servicing Agreement"), by and among the Transferor, the Servicer and the Trustee.

                           W I T N E S S E T H:

               WHEREAS, the Transferor, the Servicer and the Trustee desire to amend the Pooling and Servicing Agreement pursuant to Section 13.1(a) therein in order to provide for the terms contained herein.

               WHEREAS, the Transferor suspended the automatic inclusion in Accounts of Additional Accounts at the close of business on May 31, 1996 and the Transferor desires to reinstate such automatic inclusion in Accounts of Additional Accounts upon the effectiveness of this Agreement.

               Therefore, in consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and the Certificate-holders:

                                ARTICLE I

                               DEFINITIONS

               Section 1.1 Definitions. Except as provided herein, all capitalized terms used in this Agreement but not defined herein shall have their respective meanings in the Pooling and Servicing Agreement.

               Section 1.2 Additional Accounts. The definition of
Additional Account in the Pooling and Servicing Agreement is hereby replaced in its entirety by the following:

"Additional Account" shall mean each revolving credit consumer credit card account owned by a Credit Card Originator coming into existence after the Initial ClosTing Date which is an Approved Account that the Transferor has not elected to exclude from the Trust after June 7, 1996. Any election to exclude certain Approved Accounts shall be made by the Transferor or the Servicer providing to the Trustee a written notice thereof clearly identifying such excluded accounts.

"New Accounts" shall have the meaning specified in Section 2.5 of this Agreement.

                                ARTICLE II

               Section 2.1 Receivables in Defaulted Accounts. The following Section 2.10 shall be read in conjunction with Article II of the Pooling and Servicing Agreement:

"Section 2.10. Receivables in Defaulted Accounts. On the date on which an Account becomes a Defaulted Account, the Trust shall automatically and without further action or consideration be deemed to transfer, set over, and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables in such Defaulted Account, all monies due or to become due with respect thereto, all proceeds of such Receivables allocable to the Trust with respect to such Receivable, excluding Recoveries relating thereto, which shall remain a part of the Trust Property. On each Determination Date, the Servicer shall calculate the aggregate Investor Default Amount for the preceding Monthly Period with respect to each Series."

               Section 2.2 Amendment of Section 2.6(a). The first sentence of Section 2.6(a) of the Pooling and Servicing Agreement is hereby replaced in its entirety by the following:

"Unless otherwise specified in any Supplement, and subject to the conditions of subsection 2.6(f) herein, all accounts which meet the definition of Additional Accounts shall be included as Accounts from and after the date upon which such Additional Accounts are created and all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created, shall be transferred automatically to the Trust upon purchase by the Transferor."

               Section 2.3 Amendment of Section 2.6(c). Section 2.6(c) of the Pooling and Servicing Agreement is hereby replaced in its entirety by the following:

"In addition to its obligation under subsection 2.6(b), the Transferor may, by giving ten Business Days notice to the Trustee and each Rating Agency, but shall not be obligated to, designate from time to time Supplemental Accounts of the Transferor to be included as Accounts."

               Section 2.4 Amendment of Section 2.6(f). Section 2.6(f) of the Pooling and Servicing Agreement is hereby replaced in its entirety by the following:

"Additional Accounts shall be deemed to be Accounts the Receivables of which shall be designated for inclusion in the Trust if, unless each Rating Agency otherwise consents, on and after the beginning of the June 1996 Monthly Period, the following conditions are met: the number of Accounts the Receivables of which are designated to be included in the Trust pursuant to subsection 2.6(a) since (i) the first day of the eleventh preceding Monthly Period (or, in the case of any date on which Additional Accounts are to be added to the Trust which occurs on or before the last day of the May 1997 Monthly Period, June 1, 1996) minus the number of Accounts of the type described in clause (ii) of the definition of "Approved Account" which have been added on the initial day of the addition of such type of Account pursuant to such clause (ii) since the first day of such eleventh preceding Monthly Period (or June 1, 1996, as the case may be) minus any Removed Accounts removed since the first day of such eleventh preceding Monthly Period (or June 1, 1996, as the case may be) shall not exceed 20% of number of Accounts on the first day of such eleventh preceding Monthly Period (or June 1, 1996, as the case may be), and (ii) the first day of the second preceding Monthly Period (or, in the case of any date on which Additional Accounts are to be added to the Trust which occurs on or before the last day of the August 1996 Monthly Period, June 1, 1996) minus the number of Accounts of the type described in clause (ii) of the definition of "Approved Accounts" have been added on the initial day of the addition of such type of Account pursuant to such clause (ii) since the first day of such second preceding Monthly Period (or June 1, 1996, as the case may be) minus any Removed Accounts removed since the first day of such second preceding Monthly Period (or June 1, 1996, as the case may be) shall not exceed 15% of the number of Accounts on the first day of such second preceding Monthly Period (or June 1, 1996, as the case may be).

               Section 2.5 Automatic Additions. Upon the effectiveness of this Agreement, Additional Accounts shall be automatically designated for inclusion in the Trust to the extent provided in Section 2.6 of the Pool-ing and Servicing Agreement as amended hereby and all revolving credit consumer credit card accounts which are Approved Accounts originated after the close of business on May 31, 1996 until the date the Transferor elects to exclude any accounts from the Trust (such accounts, "New Accounts") shall be Accounts for all purposes under the Pooling and Servicing Agreement and the Transferor hereby conveys the Receivables in the New Accounts to the Trust pursuant to Section 2.1 of the Pooling and Servicing Agreement.

               Section 2.6 Conditions to Effectiveness. This Agreement shall become effective upon the satisfaction of the following conditions:

        (i) the Servicer shall have provided an Officer's Certificate to the Trustee to the effect that such amendment will not materially and adversely affect the interests of the Certificateholders,

        (ii) receipt by the Trustee of an Opinion of Counsel pursuant to
        Section 13.1(a)(ii) of the Pooling and Servicing Agreement;

        (iii) receipt by the Trustee of an Opinion of Counsel pursuant to
        Section 13.1(g) of the Pooling and Servicing Agreement;

        (iv) the Servicer shall have provided at least ten Business Days prior written notice to each Rating Agency of this Agreement and shall have received written confirmation from each Rating Agency to the effect that the rating of any Series or any class of any Series will not be reduced or withdrawn as a result of such amendment; and

        (v) execution of this Agreement by each of the parties hereto.

               Section 2.7 Governing Law. THIS AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

               Section 2.8 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                    FINGERHUT FINANCIAL SERVICES
                                     RECEIVABLES, INC.,
                                     as Transferor


                                    By:/s/ ROBERT W. OBERRENDER
                                       Name:   Robert W. Oberrender
                                       Title:  President


                                    DIRECT MERCHANTS CREDIT CARD
                                     BANK, NATIONAL ASSOCIATION,
                                     as Servicer


                                    By:/s/ ROBERT W. OBERRENDER
                                       Name:   Robert W. Oberrender
                                       Title:  Vice President and
                                               Treasurer


                                    THE BANK OF NEW YORK (DELAWARE),
                                      as Trustee


                                    By:/s/ MELISSA BENEDUCE
                                       Name:  Melissa Beneduce
                                       Title: Vice President